APOLLO MANAGEMENT, L.P.

APOLLO CAPITAL MANAGEMENT, L.P.

APOLLO VALUE MANAGEMENT, L.P.

APOLLO INVESTMENT MANAGEMENT, L.P.

CODE OF ETHICS

February 2008

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Page

		5.1.5	Limiting Inadvertent Access to Material, Non-Public and Other Confidential Information			12
		5.1.6	Arrangements with Consultants			12
		5.1.7	No “Big Boy Letters”			12
	5.2	PERSONAL SECURITIES TRANSACTIONS				12
		5.2.1	New Issues			12
		5.2.2	Employee Related Accounts			13
		5.2.3	Pre-clearance for Trades other than in Apollo			13
			5.2.3.1	Approval Guidelines for Trades other than in AAA and AINV Securities		14
			5.2.3.2	Limitations on Trading and Minimum Holding Period for other than AAA Securities		14
			5.2.3.3	Private Placements		14
			5.2.3.4	Personal Investment Accounts		15
		5.2.4	Reporting Requirements			15
				5.2.4.1	Holdings Reports	15
				5.2.4.2	New Employee Related Accounts and Closed Accounts	16
				5.2.4.3	Duplicate Statements	16
				5.2.4.4	Transactions Reports	16
	5.3	AAA Employee Trading Policy				17
		5.3.1	Statutory Framework			17
		5.3.2	General Rules for all Staff Members			17
		5.3.3	Statutory Notification Obligation for Persons Obliged to Notify			18
		5.3.4	Exceptions to the Notification Obligation set out in Section 5.3.3			18
		5.3.5	Restrictions on Transactions in Units Issued by AAA			19
	5.4	Policy For Trading in AINV Stock				19
		5.4.1	Pre-Clearance			19
		5.4.2	Trading Window			20
		5.4.3	Short-Term Trading and Reporting Requirements			20
6.	DEALINGS WITH FUNDS AND INVESTORS					20
	6.1	General Prohibitions				20

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Page

	6.2	Marketing Materials			21
			6.2.1.1	General Requirements	22
			6.2.1.2	Antifraud Provisions	22
			6.2.1.3	Testimonials	22
			6.2.1.4	Past Specific Recommendations	22
			6.2.1.5	Preparation of Marketing Materials	23
			6.2.1.6	Performance Gross/Net of Fees	23
	6.3	Principal Transactions			24
	6.4	Agency Cross Transaction			24
	6.5	Piggy-Backing and Front-Running			24
7.	OTHER BUSINESS CONDUCT				24
	7.1	Assets of the Firm			24
	7.2	Telephones, E-Mail, Internet and other Electronic Communications Devices			25
	7.3	Internal Controls, Record Retention and Reporting			25
	7.4	Limits of your Authority			26
	7.5	Post-Employment Responsibilities			26
	7.6	Improper Expenditures and the Foreign Corrupt Practices Act			27
8.	MONEY LAUNDERING				27
	8.1	AML Compliance Officer			28
	8.2	Money Laundering			28
		8.2.1	Know Your Customer (“KYC”)		28
	8.3	OFAC Prohibited Assets			29
	8.4	Suspicious Activity			29
9.	OUTSIDE ACTIVITIES, GIFTS, POLITICAL ACTIVITY AND OTHER POTENTIAL CONFLICTS OF INTEREST				30
	9.1	Making Impartial Business Decisions			30
	9.2	Potential Conflicts of Interest under Limited Partnership Agreements and Offering Materials			31
	9.3	Dealing With Portfolio Companies			31
	9.4	Personal Relationships			31

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	9.5	Outside Business and Memberships		31
		9.5.1	Pursuing Firm Business or Investment Opportunities	31
		9.5.2	Outside Employment	32
		9.5.3	Memberships	32
		9.5.4	Government Positions	32
	9.6	Gifts		32
	9.7	Political Activity and Political Contributions		33
	9.8	Political Contributions of Portfolio Companies		34
	9.9	Solicitation of Potential Investors		34
10.	NOTICE REQUIREMENTS			35
	10.1	Ownership Interest in Registered Securities		35
	10.2	Section 13 Reportable Company		35
	10.3	Board Membership		35
	10.4	Principal and Agency Trades		35
	10.5	Complaints		35
	10.6	Proxies		35
11.	BUSINESS CONTINUITY PLAN			36

1.	INTRODUCTION

Our integrity and reputation depend on our ability to do the right thing.  Apollo is committed to promoting an organizational culture that encourages ethical conduct and compliance with the law.1

The Apollo Code of Ethics (the “Code”) describes legal and ethical responsibilities that all Apollo partners, employees, members, owners, principals, directors and officers and, where applicable, consultants are expected to uphold (collectively “Covered Persons”).  It is a guide that is intended to alert Covered Persons to significant issues that may arise.  However, it is not a summary of all laws or policies that apply to Apollo’s business, nor can it serve as a substitute for good judgment.  The Code is based on our fundamental understanding that no one at Apollo should ever sacrifice integrity -- or give the impression that they have -- even if they think it would help the Firm’s business.

Each of us is accountable for our actions, and each of us is responsible for knowing and abiding by the policies that apply to us.  You can look to this Code to guide your decisions in a variety of circumstances.  However, no rulebook can anticipate every situation.  Ultimately, the personal integrity, honesty and conduct of every person associated with Apollo defines the character and reputation of our Firm.  The good reputation of the Firm and those associated with it is critical to the success of Apollo.

Never underestimate the importance of your own personal and ethical conduct to the business and success of Apollo.

2.	ADMINISTRATION OF THE CODE OF ETHICS

The Code sets forth certain minimum expectations that Apollo has for you.  You are expected to conduct the Firm’s business in full compliance with both the letter and the spirit of the law, the Code, and any other policies and procedures that may be applicable to you.

The Code is intended to provide general guidance regarding your conduct as a Covered Person.  The Code is not an exhaustive consideration of all policies and procedures that may be applicable to you, and you are responsible for knowing which policies and procedures (whether or not listed here) apply to you, and for understanding and complying with them.

The Firm will take reasonable steps to ensure that the Code is followed, including monitoring and auditing to confirm compliance and to detect any illegal activity.  The Firm has designated the Compliance Officer who has overall responsibility for ensuring the effectiveness of the Code.  Cindy Michel has been designated as the Compliance Officer.

In our capacity as investment managers to various funds, we act as fiduciaries and thus owe a series of duties to these funds and their investors, including a general duty to act at all times in their best interest and avoid actual and apparent conflicts of interest.  In addition, we have

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1 As used in this Code, “Apollo” or the “Firm” refers to Apollo Management, L.P., Apollo Capital Management, L.P., Apollo Investment Management, L.P. and Apollo Value Management, L.P., and all its affiliated entities, but does not refer to any portfolio company.

registered Apollo Management, L.P., Apollo Capital Management, L.P., Apollo Investment Management, L.P. and Apollo Value Management, L.P. as investment advisers with the U.S. Securities and Exchange Commission (“SEC”), and as such we must comply with the requirements set forth in the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations promulgated thereunder.  This Code has been adopted in compliance with Rule 204A-1 under the Advisers Act. In addition to providing general guidance regarding your conduct as an Apollo Covered Person, this Code, together with Apollo’s Supervisory Procedures Manual, is intended to set forth the relevant requirements that we must follow as fiduciaries and registered investment advisers.

The Firm may provide required training for Covered Persons covering some of the policies in this Code.  Additionally, as contemplated by the Advisers Act Rule 206(4)-7, Apollo intends to periodically review the adequacy of the policies and procedures described herein and the effectiveness of their implementation.

The Code does not create any rights to continued employment, is not an employment contract and does not result in a partnership between you and Apollo.

2.1	Persons Subject to the Code

The Code applies to all Covered Persons, but does not cover limited partners.  The provisions of the Code described in Section 7.5 also apply to former employees of, and other persons formerly associated with, the Firm.

2.2	Consultants, Agents and Temporary Workers

Certain consultants, agents and temporary workers are expected to comply with the Code. Specific arrangements with such persons will vary depending on their relationship to the Firm.  Consult the Compliance Officer if you have questions about your obligations or those of others.

2.3	Consequences of Violating the Code

Compliance with the Code and with other policies and procedures applicable to you is a term and condition of your employment by Apollo.  Violating any laws that relate to the operation of our business, engaging in any other criminal conduct or failing to take reasonable steps to prevent or detect criminal conduct, insensitivity to, disregard of, or lack of compliance with the policies and procedures set forth in the Code, lack of adherence to other applicable policies and procedures of the Firm, or failure to cooperate as directed by the Firm with an internal or external investigation, may result in corrective action, up to and including immediate termination of employment.  The Firm will take all reasonable actions to enforce the Code.  In cases where a violation of the Code could cause the Firm irreparable harm, it may seek injunctive relief in addition to monetary damages.

2.4	Questions About the Code

The Firm expects you to be at all times thoroughly familiar with the policies and procedures of the Firm, including those outlined herein.  Whenever there is a question as to the propriety of a particular course of conduct or the interpretation of the Firm’s policies and procedures outlined herein, you should consult the Firm’s Compliance Officer.

2.5	Obligation to Report Violations

Apollo is committed to exercising due diligence to prevent and detect criminal conduct, and to promoting an organizational culture that encourages ethical conduct and commitment to compliance with the law.  This Code and the policies of the Firm are intended to be designed, implemented and enforced so that they are effective in preventing and detecting criminal conduct and other violations of the Code and the Firm’s policies and procedures.  Each Covered Person is essential in assisting the Firm in complying with these policies and procedures.

You must promptly report to the Compliance Officer any known or suspected violation of the Code or any applicable law or regulation, whether the suspected violation involves you or another person subject to the Code.  For purposes of the Code, Apollo’s “clients” refers to the funds that it manages and any other person on whose behalf Apollo provides advisory services (e.g., separate accounts); “investors” refers to the persons or entities that invest in the Firm’s clients; and “related parties” refers to Apollo and its direct or indirect subsidiaries (excluding portfolio companies).

You must immediately report to the Compliance Officer any misdemeanor (other than a minor traffic violation), criminal charge, or arrest involving you personally, whether it relates to the business of the Firm or not.  For a more detailed discussion of what should be reported, see Appendix 2.5.

2.6	Current Version of the Code

A copy of the Code will be distributed to each Covered Person, when he or she becomes a Covered Person.  The Code may be amended from time to time.  All amendments are considered part of this Code.  The Firm expects Covered Persons to be at all times thoroughly familiar with the investment and ethical policies and procedures of the Firm, including, without limitation, the Firm’s policies and procedures set forth herein.  It is your responsibility to review the Code from time to time to ensure that you are in compliance.

2.7	Affirmation

You are required to affirm, in writing, that you have read and understand the Code, that you will comply with it and that you have not violated the Code or any applicable laws or rules.  This affirmation is required of all Covered Persons when they become Covered Persons.  In addition, all Covered Persons will be required at least annually to re-affirm in writing their understanding of and compliance with the then-current Code.  Each Covered Person must notify the Compliance Officer immediately if he or she becomes aware of information that would result in a change in any of this information.  A sample annual certification is included at Appendix 2.7.

2.8	Annual Compliance Survey

All Covered Persons are required to complete the Annual Compliance Survey.  For a sample copy of this form, see Appendix 2.8.

3.	STANDARD OF BUSINESS AND PERSONAL CONDUCT

3.1	Standard of Business Conduct

It is Apollo’s policy to adhere to the highest legal and ethical standards in the conduct of its business.  All Covered Persons must adhere to this same standard of conduct which requires, among other things:

•	Complying with all applicable laws and regulations, including federal securities laws;

•	Being mindful of the Firm’s fiduciary duties at all times;

•	Appropriately managing actual and potential conflicts of interests;

•	Refraining from entering into transactions, including personal securities transactions, that are inconsistent with client interests; and

•	Promptly reporting violations of this Code.

Not only is this standard our ethical and fiduciary obligation, but the reputation of the Firm also depends upon it.

3.2	Standard of Personal Conduct

The personal conduct of every person associated with Apollo reflects on the reputation of the Firm.  The good reputation of the Firm and those associated with it is critical to the success of Apollo.  It is the Firm’s policy that all Covered Persons adhere to highest standards of legal and ethical behavior in their personal conduct and other dealings both inside and outside of the Firm.

4.	PRIVACY POLICY

We are all responsible for safeguarding confidential information, whether it is information entrusted to us by companies in which we invest, prospective portfolio companies, clients, investors or related parties, information regarding Apollo’s businesses and activities, or information about other Covered Persons.

4.1	Information about the Firm, its Clients, its Investors, Related Parties, Employees, and Others

You may have access to confidential information related to the Firm’s business.  Information related to the Firm’s business includes information about the Firm, as well as information related to the Firm’s portfolio companies, prospective portfolio companies, investments, clients, investors, related parties, independent contractors and other Covered Persons.  You may also have access to confidential information about multiple competitors in an industry.

You may not, either during your period of service to the Firm or thereafter, directly or indirectly use or disclose to anyone any such confidential information, except as permitted by the Code and other policies applicable to you.  It is impermissible to share confidential information obtained from a portfolio company with anyone outside of the Firm, including another portfolio company, except when a party has signed a confidentiality agreement.

The following are examples of confidential information:

•	Information about actual or potential investments, clients or investors;

•	Marketing plans or strategies of the Firm, clients or portfolio companies;

•	Financial information concerning the Firm, clients, related parties, portfolio companies, or investors;

•	Research and development projects of the Firm, clients, related parties, or portfolio companies;

•	Personnel information of the Firm, clients, related parties, or portfolio companies;

•	Reports or analyses prepared by the Firm, clients, related parties, or portfolio companies based on confidential information; and

•	Information subject to written confidentiality agreements between the Firm, its clients, investors, related parties, portfolio companies and third parties.

You should observe the following principles when dealing with information relating to the Firm’s business:

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Assume that all information that you have about the Firm and its business, or about its past, present, or prospective clients, investors, portfolio companies or related parties, is confidential, unless the contrary is clear.

•	Treat all personal information about individuals as confidential.

•
Before sharing confidential information with others in the Firm, be sure that you are permitted to do so.[2]  If you are permitted to share confidential information, ensure that the recipient knows that the information is confidential and has been instructed about restrictions on further use and dissemination.

•
Do not disclose confidential information to anyone outside the Firm unless you are authorized to do so.   Where such disclosure is authorized, a confidentiality, non-disclosure or privacy agreement may be required; consult with a member of the Legal Department.

•
Comment or provide information on matters related to the Firm’s business and its clients, investors and related parties only if it is part of your job function or you are otherwise authorized to do so.

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2 This is not applicable with respect to the firm’s advisors, including outside legal counsel and the firm’s auditors.

•	Protect confidential information when communicating electronically ― for instance, by e-mail or through the internet.

•	Remember that all forms of communication are covered, including written, oral, telephonic, and electronic communications such as internet chatrooms, e-mail, and instant messaging.

•	Consult a member of the Legal Department if you have any questions about whether information can be shared.

•	In situations where confidential information has the potential to affect the market price of securities of any company, you should consult the inside information policy in Section 5 hereof.

4.2	Prior Employer’s Confidential Information and Trade Secrets

Do not disclose to Apollo, or use during your employment at Apollo, any confidential or proprietary information or trade secret of a prior employer, unless the information or trade secret is then public information through no action of your own or unless previously agreed to by the prior employer.  In addition, you must not encourage outside parties to share information that may be confidential or proprietary to their employer or their employer’s trade secrets with you.

4.3	Publications, Speeches, and Other Communications Relating to Apollo’s Business

You should be alert to situations in which you may be perceived as representing or speaking for the Firm, especially in public communications (including internet chatrooms, bulletin boards, etc.).  You should not make any public statements on behalf of Apollo, or regarding Apollo, its business, its clients, its investors or its related parties.

Public testimony (as an expert witness or otherwise), publications and speaking engagements relating to the Firm’s business are subject to pre-clearance.  Before engaging in any of these activities, consult the Compliance Officer.  Immediately notify a member of the Legal Department of subpoenas, media inquiries, supplier forums, and requests from clients for testimonials or endorsements.  Refer all media inquiries to the appropriate investor relations representative.

4.4	Privacy Statement

The Federal Trade Commission has promulgated the Privacy of Consumer Financial Information Rules (“Privacy Rules”) governing the use by “financial institutions” of consumers’ personal financial information.  Apollo’s clients are financial institutions under the Privacy Rules.  The Privacy Rules mandate that Apollo annually provide its privacy statement to investors who are natural persons at or before his or her investment.  A sample Firm Privacy Statement is attached hereto as Appendix 4.4.

5.	INSIDE INFORMATION AND PERSONAL SECURITIES TRANSACTIONS

5.1	INSIDE INFORMATION

Section 204A of the Advisers Act requires that the Firm establish, maintain and enforce written policies and procedures reasonably designed to prevent the Firm and its Covered Persons from misusing material, non-public information (“inside information”).  Violations of the laws against insider trading and tipping by Covered Persons can expose the Firm and any Covered Person involved to severe criminal and civil liability.  In addition, the Firm and its personnel have ethical and legal responsibilities to maintain the confidences of the Funds and to protect as valuable assets confidential and proprietary information developed by or entrusted to the Firm.

The Firm and any Covered Person involved may be exposed to potential insider trading or tipping liability under the federal securities laws if the Firm or any Covered Person executes transactions (whether for a client or otherwise) in, or communicates information regarding, securities for which the Firm or any Covered Person possesses material, non-public information.

The Firm has adopted the following policies and procedures (i) to ensure the propriety of trading activity by Covered Persons and the Firm on behalf of clients, and (ii) to protect and segment the flow of material, non-public and other confidential information.

5.1.1	Definition of Material, Non-Public Information

Information is generally considered “material” if there is a substantial likelihood that a reasonable investor would consider the information important in deciding whether to buy, sell or hold the securities in question, or if the information is reasonably certain to have an effect on the price of the securities.  If the information would influence your decision on whether or not to trade, you should consider it material for purposes of the matters discussed in this policy statement.  While it is not possible to identify in advance all information that would be deemed by a court to be material, illustrations of such information include:

•	Financial performance, forecasts and changes in previously disclosed financial information;

•	Projections and strategic plans;

•	Mergers, acquisitions, dispositions or tender offers (whether completed or proposed);

•	Purchase or sale of substantial assets (whether completed or proposed);

•	New major contracts, orders, suppliers, customers or finance sources, or the loss thereof;

•	Significant new products to be introduced and significant discoveries of natural resources;

•	Significant pricing changes;

•	Changes in dividend policies or amounts;

•	Stock splits, public or private securities/debt offerings;

•	Stock repurchase programs;

•	Significant changes in management or operations;

•	Significant labor disputes or negotiations;

•	Actual or threatened major litigation, or the resolution of such litigation;

•	Financial liquidity problems or extraordinary borrowings;

•	Significant changes in a relationship with a primary lender;

•	Material write-offs or restructurings;

•	Proposed issuance of new securities;

•	Changes in previously disclosed financial information;

•	Purchase or sale of substantial assets;

•	Significant increase or decrease in backlog orders or the award of a significant contract; and

•	Governmental investigations, criminal actions or indictments and any collateral consequences including potential debarment from government contracts.

If there is any doubt as to whether information is material, treat the information as material.

“Non-public” information is information that is not generally available to ordinary investors in the marketplace or in general circulation.  As a rule, in order to conclude that information is public, one should be able to point to some fact to show that the information is generally available; for example, its announcement in an SEC filing or in a major news publication such as the Wall Street Journal or other publication of general circulation (including the web site of a major news publication, but not a blog or chat room).  The information must also have been publicly available for sufficient time for the market to react and reflect the information in the security’s price.

5.1.2	Insider Trading and Tipping

No Covered Person who is aware of material, non-public information may engage in transactions in any securities (including equity securities, bonds and other debt securities, convertible securities, derivatives, options, any stock index including such securities as an element and any other financial instruments) for himself or herself, as well as on behalf of the Firm, including any client of the Firm, while in possession of inside information regarding such securities or the issuer of such securities (“insider trading”).  Nor may any person communicate such inside information to any person who could use such information to purchase or sell securities (“tipping”).  These prohibitions are applicable no matter how you acquire the inside information.

Unless a decision has been made by Apollo that the receipt of inside information in connection with the Firm’s business is necessary or desirable, Covered Persons should affirmatively avoid directly or inadvertently coming into possession of inside information, or communicating inside information to others, including information in connection with their personal dealings.  For example, Covered Persons may not discuss Firm and client dealings with unrelated business contacts, family, friends and other third parties.  Such affirmative actions by Covered Persons will reduce the likelihood of insider trading and tipping and will avoid the unwanted imputation of inside information to the Firm.

Any Covered Person who comes into possession of inside information regarding a security or the issuer of a security must immediately contact a member of the Legal Department and the Compliance Officer, and must refrain from effecting transactions in securities of the issuer or communicating the information to any person inside or outside the Firm unless and until a member of the Legal Department advises the Covered Person to the contrary.

5.1.3	Firm Restricted List

The Firm maintains a list of companies (the “Restricted List”) in which transactions in such companies’ securities are prohibited without further clearance by legal.  The Restricted List comprises, at a minimum:

•	The names of companies about which the Firm has received material, non-public information;

•	The names of entities with which Apollo has confidentiality agreements; and

•	The names of entities for which members of the Firm are directors, officers or members of the creditors committee.

The Restricted List is generally updated daily.  A copy of the Restricted List is available on the intranet, which is available to the Firm’s investment professionals.  Prior to sourcing potential opportunities, the Firm’s investment professionals should always check the Restricted List and contact the Legal Department if the name of the company is on the Restricted List.  The Legal Department will determine whether or not there are any restrictions in pursuing any such opportunity.

When you receive material, non-public information (for example, by accessing the information through Intralinks), you must immediately notify the Legal Department and the Compliance Officer (as discussed in Section 5.1.4 below).  In addition, you must notify the Legal Department and the Compliance Officer prior to being appointed to the board of directors or creditors committee of a publicly traded company.

The contents of the Restricted List are confidential and proprietary information of the Firm and may not be communicated to anyone outside of the Firm without the prior approval of the Chief Compliance Officer.

5.1.4	Policies and Procedures Concerning Protection of Material, Non-Public and Other Confidential Information

It is imperative that the Firm exercise control over the circumstances in which it and its Covered Persons receive material, non-public and other confidential information.  Absent effective controls in this area, the Firm and its clients may be “frozen” in a position or precluded from taking a new position in a security if the Firm or one of its Covered Persons has come into possession of material, non-public information concerning that security or its issuer.  Covered Persons may find themselves in similar situations with respect to their personal investments in the event the Firm or another Covered Person comes into possession of material non-public information concerning a security or its issuer.  Therefore, it is essential that Covered Persons not seek information that they believe may be material and non-public without the prior approval of, and subject to any and all restrictions imposed by, the Compliance Officer.

5.1.4.1   Confidential Information Process

Generally, as a condition to the Firm receiving material, non-public or other confidential information, the Firm will be asked to enter into a confidentiality agreement whereby the Firm will, among other things, agree to keep such information confidential.  All such requests for confidentiality agreements or other means of “going private” on an issuer should be referred to one of the Firm’s in-house lawyers who will first vet the confidentiality agreement or other “going private request” through the Firm’s procedure on receiving confidential information (the “Confidential Information Process”).  The Confidential Information Process generally begins with the investment professional as follows:

1.
The investment professional wishes to receive material non-public information on an issuer pursuant to a confidentiality agreement, electronically through Intralinks or Syndtrak, meeting with an insider, or some other means.

2.
The investment professional will then request to “go private” on such issuer by notifying a member of the Legal Department.  In cases of confidentiality agreements, forwarding the confidentiality agreement to a member of the Legal Department will suffice as notice.

3.
The Legal Department will then vet the issuer’s name with the Firm’s Restricted List and in cases of confidentiality agreements, begin review and negotiation of the confidentiality agreement with the counterparty.  If the issuer’s name is on the Firm’s Restricted List, further review is required or the Legal Department may at this point deny the investment professional’s request to “go private.”

4.
The Legal Department will then vet the issuer’s name with the Firm’s Confidentiality Agreement Committee (the “CA Committee”).  The CA Committee is tasked with mitigating any potential conflicts that may arise in

“going private” on an issuer. The CA Committee may deny the investment professional’s request to “go private.”

5.
Once the Restricted List analysis is completed and cleared and the CA Committee has cleared the issuer’s name, then the Legal Department will generally clear the investment professional to “go private” on the issuer.

No Covered Person is authorized to seek any material, non-public information, or enter into any written or oral confidentiality agreement, on behalf of the Firm without the express prior approval of one of the Firm’s in-house lawyers.

Note that if a covered person wishes to access public information through an electronic document room (such as Intralinks or Syndtrak), such Covered Person must provide notice to the Legal Department stating that he or she intends to do so.

Although it is not possible to identify in advance all methods of preventing Covered Persons from acquiring material, non-public information, at a minimum, the precautions enumerated in the following sections should be followed.

5.1.4.2   Communication with Insiders

Covered Persons should exercise caution when communicating with representatives of companies, creditors’ committees, boards of directors, advisors or significant shareholders (collectively, “Insiders”).  Covered Persons should:  (i) identify themselves and the purpose of their communication; and (ii) make clear that the Firm is seeking information only as to publicly disclosed or non-material, non-public matters (and that the Firm will assume that any and all information given to it by the company or its representatives or advisors has been publicly disclosed or is not material).

Alternatively, if a Covered Person wishes to obtain material non-public or other information during such discussions, such Covered Person must first request clearance from a member of the Legal Department.  Such member of the Legal Department will then properly vet the name of the issuer prior to the Covered Person receiving the material non-public or other confidential information through the Confidential Information Process.

5.1.4.3   Inadvertent or Unauthorized Receipt of Material Non-Public Information

In the event that a Covered Person inadvertently or without authorization comes into possession of information concerning any company or the market for its securities, and the Covered Person believes that this information is material and non-public, the Covered Person must notify a member of the Legal Department and the Compliance Officer immediately.  Upon the receipt of such information, the Covered Person will be “frozen” and may not:  (i) disclose the material, non-public information to others within or outside of the Firm; (ii) participate in discussions or deliberation with others within or outside of the Firm, or work on any transactions involving the company to which such information relates; or (iii) engage in transactions (or recommend or suggest that any person engage in transactions) in the securities to which such information relates, without the prior approval of, and subject to any and all restrictions imposed by, the Compliance Officer.

5.1.5	Limiting Inadvertent Access to Material, Non-Public and Other Confidential Information

Covered Persons should take care that material non-public information is not left in public areas.  Documents containing material non-public information, to the extent not being filed, should be shredded or otherwise destroyed when being disposed.  Workspaces should be cleared of material, non-public information at the end of each day and whenever left unattended to the extent unauthorized persons may have access to the area.  Covered Persons should not discuss material, non-public information in public areas, including hallways, elevators, restaurants, airplanes or trains.  Covered Persons should take care when transmitting material non-public information, particularly by e-mail or fax, and should verify addresses to ensure that only the intended recipients receive the information.

To the extent that persons who have not entered into confidentiality agreements with the Firm visit the Firm’s offices, appropriate care should be taken to ensure that they are not afforded access to any material, non-public or other confidential information.

5.1.6	Arrangements with Consultants

From time to time, the Firm may retain the services of outside consultants to provide advice on economic, financial, or political matters.  Apollo’s standard agreement with consultants requires that consultants maintain the confidence of any confidential information of the Firm, Clients or the Funds that is shared with them and, moreover, that they not disclose to any person who does not have a “need-to-know” any material non-public information without the prior written approval of legal or compliance.  However, if a Covered Person believes that he or she has come into possession of material non-public information from a consultant, the Covered Person should take the steps outlined above under “Inadvertent or Unauthorized Receipt of Material Non-Public Information” in Section 5.1.4.3, above.

5.1.7	No “Big Boy Letters”

Apollo prohibits the use of sophisticated investor letters or “big boy letters.”3

5.2	PERSONAL SECURITIES TRANSACTIONS

Your personal investment activities should always be conducted with the Firm’s reputation in mind and in compliance with all applicable laws and regulations.  In addition to complying with all other Code provisions and relevant policies and procedures, all trading in Employee Related Accounts (as defined below) must adhere to the following policies.

5.2.1	New Issues

No personal transactions in initial public offerings are permitted in Employee Related Accounts

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3 A big boy letter states that parties to a transaction understand that one of them may have more information than the other, but because they are both sophisticated investors, they are entering into the transaction notwithstanding the information disparity and its potential effect on the price of the securities.

(defined below).

5.2.2	Employee Related Accounts

The Firm has adopted the following general procedures concerning the pre-clearance of certain transactions in, and the reporting requirements with respect to, “Employee Related Accounts,” defined as:

•
All accounts in the name of (i) the Covered Person, (ii) any member of the Covered Person’s immediate family who resides with the Covered Person or to whose support the Covered Person significantly contributes, which may include the Covered Person’s spouse, children, stepchildren, grandchildren, parents, grandparents, stepparents, siblings, persons with whom a Covered Person has an adoptive or in-law relationship or (iii) any other person who may reside with a Covered Person or to whose support a Covered Person significantly contributes;

•	All accounts in which any of the above persons (collectively, the “Relevant Persons”) has a direct or indirect beneficial ownership interest; and

•	All other accounts over which any Relevant Person exercises any investment control, influence or discretion.

The term “beneficial ownership,” for purposes of the definition of Employee Related Accounts, is interpreted as set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended.  Under this rule, a person has “beneficial ownership” of securities if the person, directly or indirectly, through any contract arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.  A “pecuniary interest” in a security means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.  A person is presumed to have an “indirect pecuniary interest” in securities held by members of such person’s immediate family sharing the same household, although this presumption may be rebutted.  For additional information on what would be considered an “indirect pecuniary interest,” see Appendix 5.2.2.

Consult with the Compliance Officer if you have any questions as to whether an account is covered by the policies in this Section 5.2.2.

5.2.3	Pre-clearance for Trades other than in Apollo

This Section 5.2.3 applies to trades in securities other than in AP Alternative Assets, L.P. (“AAA”) and Apollo Investment Corporation (“AINV”) securities.  The policy for trading in AAA securities is discussed in Section 5.3, below.  The policy for trading in AINV securities is discussed in Section 5.4, below.

All personal securities transactions not subject to an exception below must be precleared by the Compliance Officer.

Transactions involving the following are excepted from the pre-clearance requirement:

•	US government and municipal securities;

•	Exchange traded funds;

•	Mutual funds (i.e., open-ended investment companies);

•	Variable annuities; and

•	Transactions in fully-managed accounts, where Relevant Persons have no investment control, influence or discretion.

ALL personal securities transactions in equity or debt securities (including any derivatives thereof) held in Covered Persons’ discretionary accounts require pre-clearance by the Compliance Officer. Discretionary authority is defined as the authority to decide which securities to purchase and sell for an account, or the ability to change the terms of an order to be executed on behalf of an account.  Pre-cleared trades are authorized for a limited window period of up to 3 business days and are subject to a minimum holding period of 90 days.  The Covered Person is required to represent that he or she is not in possession of any material, non-public information concerning the issuer of the security proposed to be bought or sold.

Requests for pre-clearance must be in writing (e-mails accepted) and must contain a representation from the Covered Person seeking pre-clearance that such Covered Person is not in possession of material non-public information and, in the case of proposed sales, that such Covered Person has held the securities for a minimum of 90 days.

5.2.3.1    Approval Guidelines for Trades other than in AAA and AINV Securities

It is our policy that trading approval will not be granted for securities of companies on the Firm’s Restricted List.  Approval will generally not be granted for proposed securities transactions in securities of companies with a market capitalization for the outstanding equity on the date of trade of (x) more than $100 million and (y) less than $30 billion.

5.2.3.2    Limitations on Trading and Minimum Holding Period for other than AAA Securities

Apollo encourages long-term investing by its Covered Persons and discourages active trading because of the potential conflicts of interest and distractions during business hours.  Covered Persons are prohibited from engaging in day-trading.

All discretionary authority account transactions in securities are subject to a minimum investment holding period of 90 days.  The holding period for options will be determined at the time approval is provided.

5.2.3.3    Private Placements

Investments in private placements (examples include third-party hedge funds, investment partnerships, etc.) must be pre-cleared by the Compliance Officer.  Covered Persons wishing to request pre-clearance of private placements must submit a pre-clearance form to the Compliance

Officer.  A sample Pre-Clearance Form for Private Placements is available in Appendix 5.2.3.3.

5.2.3.4    Personal Investment Accounts

Investment transactions in fully-managed accounts, where the Covered Person has no investment control, influence or discretion, are permitted without pre-clearance by the Compliance Officer.  Written certification as to account status will be required at least annually.

5.2.4	Reporting Requirements

Each Covered Person must periodically report to the Compliance Officer all holdings and transactions in Employee Related Accounts, in accordance with this Section 5.2.4.

5.2.4.1   Holdings Reports

New Covered Persons are required to complete the New Covered Person Disclosure Form and provide it to the Compliance Officer within 5 days of joining the firm.  The New Covered Person Disclosure Form shall also function as the initial holdings report for Covered Persons.  For a sample copy of this form, see Appendix 5.2.4.1.  The information in the New Covered Person Disclosure Form must be current as of a date no more that 45 days prior to the date such person became a Covered Person.

In addition, each Covered Person must submit to the Compliance Officer at least annually a report of the holdings of all Relevant Persons in Employee Related Accounts (a “holdings report”).  The information contained in a Covered Person’s must be current as of a date no more than 45 days prior to the date such holdings report was submitted.

The holdings report must contain, at a minimum, the following information:

•
The title and type of security, and as applicable, the exchange ticker symbol or CUSIP number, number of shares and principal amount of each reportable security in which the Relevant Persons have any direct or indirect beneficial ownership;

•	The name of any broker, dealer or bank with which the Relevant Persons maintain an account in which any securities are held for the Relevant Person’s direct or indirect benefit;

•	If securities are held other than with a broker, dealer or bank, the location of the securities, and

•	The date that the Covered Person submits the report to the Compliance Officer.

A sample holdings report is included in Appendix 5.2.4.1A.  Submission to the Compliance Officer of a duplicate copy of the most recent periodic broker statements of the Relevant Persons within the time frame listed herein will be sufficient to fulfill this requirement, if such broker statements include all required information for all securities and there are no securities held outside such accounts.  A sample letter to brokers requesting that duplicate copies of statements be sent to the Firm is attached in Appendix 5.2.4.1B.

5.2.4.2    New Employee Related Accounts and Closed Accounts

Each Covered Person must promptly notify the Compliance Officer in writing (e-mails accepted) of the opening of any Employee Related Account.  The notice must include the name and number of such Employee Related Account, and the name and address of the broker-dealer or financial institution where such account is maintained.

Each Covered Person also must notify the Compliance Officer if an Employee Related Account is closed.

5.2.4.3    Duplicate Statements

Each Covered Person must send to the broker-dealer(s) or financial institution(s) carrying each Employee-Related Account a letter authorizing and directing that it forward duplicate monthly or periodic statements, as applicable, as well as any other information or documents as the Compliance Officer may request, directly to the Firm.  A sample authorization may be obtained in electronic form by contacting the Compliance Officer or a Designee.  All duplicate statements must be received by the Compliance Officer within 30 days after the end of the applicable period.  A sample authorization letter requesting broker-dealers to send duplicate statements to the Firm is available at Appendix 5.2.4.1B.

Access to duplicate account information with respect to Employee-Related Accounts and other personal securities holdings will be restricted to those persons who are assigned by the Firm to perform review functions, and all such materials will be kept confidential except as otherwise required by law.

5.2.4.4    Transactions Reports

Except for accounts where Covered Persons have no influence over trading decisions and automatic investment plans, each Covered Person must also submit to the Compliance Officer quarterly securities transactions reports (“transaction reports”), no later than 30 days after the end of each calendar quarter, containing information regarding transactions in all of the Relevant Persons’ Employee Related Accounts and transactions in any securities held outside of such accounts.  The transaction reports must cover, at a minimum, all transactions during the quarter, and must include the following information:

•
The date of the transaction, the title and, as applicable, the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the number of shares and the principal amount of each reportable security involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the security at which the transaction was effected;

•	The name of the broker, dealer or bank with or through which the transaction was effected;

•	If not effected through a broker, dealer or bank, the location of the securities and a description of how the transaction effected; and

•	The date that the Covered Person submits the report to the Compliance Officer.

5.3	AAA Employee Trading Policy

This Section 5.3 applies to trades in AAA.  Definitions applicable to this Section 5.3 are available in Appendix 5.3.

5.3.1	Statutory Framework

Article 5:65 of the Financial Supervision Act provides that a legal entity with its corporate seat in a non EU-member state that has issued securities as referred to in article 5:56 of the Financial Supervision Act, such as AAA (the “Company”), shall draw up an internal code regarding the holding of and transactions in its shares or securities of which the value is determined by such shares, by its managing and supervisory directors and its employees. These Insider Regulations apply to all persons who work at the Company, including its managing and supervisory directors. Certain provisions also apply to employees, partners, directors and officers of Apollo Alternative Assets, L.P., and Apollo Management, L.P. and its affiliates. These persons fall under the definition “Person Not Obliged to Notify” as defined in Appendix 5.3.

5.3.2	General Rules for all Staff Members

Before a Staff Member may purchase or sell Company securities, a written request must be made to and approved in writing by the Compliance Officer.  A sample Staff Member Trading Request is included at Appendix 5.3.2.  Any approved purchase or sale must be made within three business days of approval, unless otherwise approved by the Compliance Officer.

In addition to receiving written approval as described in this Section 5.3.2, Staff Members may only purchase or sell Company securities during the following periods:

•	Between 48 hours and 15 days after the release of the Company’s quarterly, half-yearly or annual financial information in a press release; and

•	Any other time that the Compliance Officer approves such a transaction, but such approval will only be given under extraordinary circumstances.

Notwithstanding any provision of this Section 5.3.2, Staff Members who work in the finance or investor relations departments of Apollo Management, L.P. or any of its affiliates, or other Staff Members who have access to draft financial results of the Company, may only purchase or sell Company securities during the following periods:

•	Between 48 hours and 10 days after the release of the Company’s quarterly, half-yearly or annual financial information in a press release; and

•	Any other time that the Compliance Officer approves such a transaction, but such approval will only be given under extraordinary circumstances.

Staff Members shall not sell Company securities within six months of the purchase of such securities and shall not purchase within six months of their sale, provided, however, that this prohibition does not apply if the first transaction consists of the exercise of options granted by the Company and the second transaction consists of the sale of the Company’s common units acquired through the exercise of such options.

5.3.3	Statutory Notification Obligation for Persons Obliged to Notify

Persons Obliged to Notify are obliged to notify the AFM of their transactions in Company securities in accordance with article 5:60 of the Financial Supervision Act. This notification obligation does not apply to transactions referred to in Section 5.3.4.

The notification to the AFM described in the preceding paragraph must, in accordance with article 5:60 of the Financial Supervision Act, be submitted to the AFM no later than on the fifth working day after the date of the transaction.  The notification must be on a standard form of the AFM, a sample copy of which is included at Appendix 5.3.3.

The Compliance Officer will make the relevant notification on behalf of the Person Obliged to Notify.  Therefore, a Person Obliged to Notify must immediately inform the Compliance Officer of any transaction in Company securities. A Person Obliged to Notify will be responsible at all times for the accuracy and timely submission of notifications, even in situations where a Person Obliged to Notify has expressly requested the Compliance Officer to submit the notification on his or her behalf.

5.3.4	Exceptions to the Notification Obligation set out in Section 5.3.3

The notification obligation set out in Section 5.3.3 does not apply to transactions based on a discretionary management agreement (i.e., transactions that are conducted or effected by an authorized agent to whom a written mandate has been given for the discretionary management of the securities portfolio). This exception is subject to the condition that under the agreement for asset management, the person in question may not exercise any influence over the securities portfolio, and in fact does not do so.

A notification within the meaning of Section 5.3.3 may be delayed until the moment that the value of the transactions performed for that person’s own account, together with the transactions carried out for the account of the persons associated with that person, reaches or exceeds the amount of EUR 5,000 in the calendar year in question. The amount of EUR 5,000 is to be calculated based on the prices of Company securities, i.e., the purchase or sale price or the amount paid as consideration for the acquisition or disposal of Company securities.  Company securities obtained free of charge need not be reported until the threshold of EUR 5,000 is reached.  Once this threshold value of EUR 5,000 is reached through other transactions, the transactions effected free of charge must be reported together with the other transactions.

5.3.5	Restrictions on Transactions in Units Issued by AAA

The Company has elected to impose certain restrictions, described below, on the future trading of its common units and the RDUs so that it will not be required to register the offer and sale of its common units and the RDUs under the Securities Act of 1933, as amended; so that it will not have an obligation to register as an investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”) and related rules; and to address certain ERISA (the U.S. Employee Retirement Income Security Act), US Internal Revenue Code and other considerations.  As described and defined in greater detail below, a US person wishing to acquire RDUs generally must be (i) a “Qualified Institutional Buyer” or an “Accredited Investor,” and (ii) a “Knowledgeable Employee” or a “Qualified Purchaser.”  In addition, the transfer restrictions, which will remain in effect until the Company and the depositary determine to remove them, may impair the ability of Staff Members who hold RDUs to trade such securities.  Such restrictions are set forth in detail in the Company’s publicly filed prospectus.  Each Staff Member that engages in a transaction involving Company securities is responsible for complying with the applicable restrictions on transactions in Company securities.

Note that pursuant to currently applicable guidance, the following persons generally will not be treated as Knowledgeable Employees:

•	An individual who has not, for at least 12 months:

▪
Participated, in connection with his or her regular functions and duties, in the investment activities of a fund excluded from treatment as an investment company under the Investment Company Act (or an entity under common control with such a fund), or

▪	Performed substantially similar functions and duties for or on behalf of another company;

•	Employees performing solely clerical, secretarial or administrative functions with regard to a fund or its investments; and

•	Non-executive employees, such as marketing and investor relations professionals, brokers and traders, attorneys and financial, compliance, operational and accounting officers.

5.4	Policy For Trading in AINV Stock

All Covered Persons other than “disinterested directors” of AINV, as defined under Rule 0-1 of the Investment Company Act,4 are subject to this Section 5.4.

5.4.1	Pre-Clearance

Before a Covered Person may purchase or sell shares of AINV, a written request must be made

______________________
4 Purchases and sales of shares of AINV by Independent Directors of the Company are addressed under the Company’s Stock Trading Policy for Independent Directors.

to and approved by the Compliance Officer.  A sample Covered Person Trading Request is included in Appendix 5.4.1.  Any approved purchase or sale must be made within three business days of approval.

5.4.2	Trading Window

In addition to receiving written approval as described above, Covered Persons may only purchase or sell shares of AINV during the following periods:

•	Between 48 hours and 15 days after the release of AINV’s quarterly or annual financial information in a press release; and

•	Any other time that the Compliance Officer approves such a transaction, but such approval will only be given under extraordinary circumstances.

5.4.3	Short-Term Trading and Reporting Requirements

Notwithstanding anything to the contrary set out above, Covered Persons will not be permitted to make a round-trip transaction in shares of AINV (in other words, a purchase followed by a sale, or sale followed by a purchase) until the trading window following the release of the financial information for the next quarterly or annual report, absent extraordinary circumstances.

In addition, Covered Employees who are directors, officers or ten percent beneficial owners (each an “Insider”) of AINV are subject to the reporting of transactions under Section 16(a) and the restrictions set out in Section 16(b) of the Securities Exchange Act of 1934 with respect to round-trip transactions in shares of AINV.  Section 16(b) generally prohibits a round-trip transaction in shares of AINV in any period of less than six months by any Insider.  Any profits made in a round-trip transaction by any Insider of AINV are recoverable by AINV, even if the round-trip transaction was done inadvertently.

6.	DEALINGS WITH FUNDS AND INVESTORS

6.1	General Prohibitions

Consistent with Apollo’s duties as a registered investment adviser, all clients of the Firm, and their investors, must be treated fairly and equitably at all times.  Generally, fair and equitable treatment means, among other things, acting in the best interests of clients and investors, avoiding actual and potential conflicts of interest and not favoring one client over another.

In addition, Covered Persons shall not:

•	Guarantee investors against losses;

•	Give any legal or tax advice to any investor, even if qualified to do so;

•	Lend to or borrow money or securities from any client or investor;

•	Guarantee the performance of an investment;

•	Sign any contract or otherwise bind the Firm without proper authorization;

•	Disclose any information about a client or investor without proper authorization; and

•	Make investment decisions with respect to a client’s assets without proper authorization.

6.2	Marketing Materials

All marketing material must be reviewed by the relevant portfolio manager, Legal and Compliance prior to their scheduled use.  Proposed marketing material should be submitted to the Compliance Officer at least 48 hours prior to their scheduled use.  A sample Marketing Approval Form is included in Appendix 6.2.

Rule 206(4)-1 of the Advisers Act defines an “advertisement” (referred to in this manual as “marketing material”) to include any notice, circular, letter or other written communication addressed to more than one person, or any notice or other announcement in any publication or by radio or television which offers (1) any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (2) any graph, chart, formula, or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (3) any other investment advisory service with regard to securities.

Marketing Material includes, among others:

•	Offering materials;

•	Pitch books;

•	Newsletters;

•	Websites;

•	Slide presentations;

•	Brochures;

•	Letters and e-mails sent to current and prospective investors for purposes of soliciting investments;

•	Article reprints;

•
Quarterly and annual data provided to consultants and consultant questionnaires (the term consultants is an industry term that refers to individuals or firms that collect data on advisers and their fund clients and refer investors to advisers);

•	Presentations developed for seminars or investor meetings; and,

•	Transcripts, tapes and outlines for media interviews.

6.2.1.1    General Requirements

Marketing material should fairly present the services that are being offered and should include meaningful reference to any risk and speculative elements associated with the particular investment program or fund offered.  The appropriateness of any specific marketing material will depend on all the particular facts relating to the marketing material and the statements contained therein, including: (1) the form as well as the content of the marketing material, (2) implications or inferences arising out of the communication in its total context and (3) the sophistication of the prospective advisory investors.  Also, factual statements contained in marketing materials must be clearly supportable, preferably with written evidence.

6.2.1.2   Antifraud Provisions

Marketing materials may not, directly or indirectly, contain any untrue statement of a material fact or be otherwise false or misleading (i.e., causing someone to infer something that is not in fact true).  Marketing materials must not suggest any type of guarantee, especially any guarantee or promise of positive results, or contain any other type of promissory language.  Unqualified superlatives and exaggerated or flamboyant statements should not be used in any marketing materials.  Anything that could be construed as a claim of potential profit, opportunity or benefit should also disclose the possibility of loss.

6.2.1.3   Testimonials

A testimonial is any statement of a client, investor or portfolio company’s experience with Apollo, or an endorsement by such person. Testimonials are prohibited in marketing materials because they may imply that one client, investor or portfolio company’s experience with Apollo is typical of all such persons and are considered by the SEC to be inherently misleading.  Even if unsolicited, testimonials are prohibited.

6.2.1.4   Past Specific Recommendations

Apollo may not refer to past specific recommendations which were or would have been profitable, unless the marketing materials include a list of all recommendations made within the last year.5  A partial list of portfolio companies could be viewed as “cherry picking” past recommendations and is considered to be inherently misleading.  For these purposes, “past specific recommendations” means all prior investments, including all portfolio companies included within client portfolios.

The list must include the following (if applicable):

•	The name of each security invested;

________________________
5 If the marketing material covers more than a one-year period, then the list must cover all recommendations made during the covered period.  For example, if an advertisement discusses past investments dating back five years, the list must include all past investments made during the five-year period.

•	The date and nature (buy or sell) of each investment;

•	The market price at that time;

•	The price at which the investment was to be acted upon; and

•	The market price of each security as of the most recent practicable date.

The following legend (or a similar legend approved by the Compliance Officer) must be included on the first page of the marketing material in type as large as the largest type used in the body or text:

“It should not be assumed that investments made in the future will be profitable or will equal the performance of the investments in this list.”

6.2.1.5   Preparation of Marketing Materials

While it is Apollo’s general policy not to advertise, some of the Firm’s communications, including but not limited to brochures and pitch books, may be considered to be marketing materials under the Advisers Act.  Because the Advisers Act restricts an investment adviser’s ability to promote its advisory services, the Firm must ensure that its advertising to attract portfolio investments will not be construed as promoting its investment advisory services.  As a result, Apollo will concentrate its marketing materials for portfolio investments on the factors that make Apollo a desirable investor, such as its available capital (not the total capital committed to the funds), industry sectors, its support of company management, the professionalism of its board representatives, its long-term commitment to portfolio companies, and other factors that may benefit the prospective portfolio company.  Advertising by Apollo to attract portfolio opportunities should not discuss its investment advisory services.

Apollo’s success depends upon the Firm having the opportunity to participate in deals that will benefit its clients.  To attract these opportunities, investment bankers and companies seeking capital must recognize the Firm as a desirable investor.  Apollo will advertise its willingness and ability to invest in portfolio companies to heighten its recognition among that audience, but the firm does not intend to advertise its investment advisory services to attract new Investors.  Therefore, the Compliance Officer and the Legal Department must review all communications that may be considered marketing materials.

6.2.1.6   Performance Gross/Net of Fees

The SEC generally requires investment advisers to present performance data net of advisory fees and other expenses paid by investors, but has created certain exceptions to the rule through a series of no-action letters.  The SEC staff has said that investment advisers may present performance figures without reflecting custodian fees paid to a bank or other organization for safekeeping client assets.  The SEC staff has also said that investment advisers may provide a prospective investor with gross performance results in a one-to-one presentation if the adviser provides in writing: (1) disclosure that the performance figures do not reflect the deduction of investment advisory fees; (2) disclosure that the investor’s return will be reduced by the advisory fee and any other expenses it may incur; (3) disclosure that the investment advisory fees are described in Part II of the adviser’s Form ADV, and (4) a representative example showing the compounded effect an investment advisory fee could have on the total value of a investor’s portfolio over time.  Alternatively, investment advisers may present performance that reflects the deduction of the highest advisory fee charged to any account employing that strategy during the performance period.  Advisers may also present gross performance information if the adviser also presents net performance information and provides adequate disclosure.

6.3	Principal Transactions

Prior to effecting any principal transaction, you must consult with the Legal Department or the Compliance Officer.  A principal transaction occurs when an investment adviser, acting for its own account or the account of an affiliate, sells securities to or buys securities from a client’s account.

6.4	Agency Cross Transaction

Prior to executing any cross transaction, you must consult with the Legal Department or the Compliance Officer.  A “cross transaction” is where an investment adviser causes one client to buy or sell to another client.

6.5	Piggy-Backing and Front-Running

You may not receive any personal advantage from information which has been obtained by, or in the course of, the performance of your duties at the Firm.  Therefore, “piggy-backing” and “front-running” (i.e., purchasing or selling a security for an account of the adviser or an affiliate or employee of an adviser prior to its purchase for a client account) are prohibited.

7.	OTHER BUSINESS CONDUCT

You are expected to conduct the Firm’s business in accordance with the highest legal and ethical standards, respecting the Firm’s clients, investors and related parties, dealing responsibly with the Firm’s assets, and complying with applicable legal and regulatory requirements.

7.1	Assets of the Firm

You are expected to protect the Firm’s assets as well as the assets of others that come into your custody.

The Firm’s assets include not only financial assets such as cash and securities and physical assets such as furnishings, equipment and supplies, but also client relationships and intellectual property such as information about clients, investors, related parties, systems and people.  All property created, obtained, or compiled by or on behalf of the Firm belongs to the Firm.

The Firm’s assets should be used only for the conduct of the Firm’s business, except where limited incidental personal use is authorized by the Code or other applicable policies.

7.2	Telephones, E-Mail, Internet and other Electronic Communications Devices

Telephones, electronic mail (e-mail) systems and other electronic communications devices provided by Apollo, whether in the workplace or elsewhere, are the property of the Firm and should be used for business purposes.  Limited incidental personal use is permitted, consistent with the Code and all other policies of the Firm.

The Firm’s computer and electronic communications systems are configured to retain records consistent with the Advisers Act.  To ensure compliance, you must:

•	Save and store all files, including but not limited to documents, spreadsheets, and presentations, on the Firm network. Files should not be stored on personal computer hard drives;

•	Use only Firm electronic communications systems for e-mail, messaging and other communication functions at all times, including when away from the office.

The use of e-mail and the internet must conform to the Firm’s policies.  E-mail and internet systems may be used to transmit or provide access to confidential information only when such information is adequately protected and transmitting such information is necessary for business purposes.

Among other things, unless used for a permitted purpose, the following are prohibited:

•
Statements, which if made in any other forum, would violate any of our policies, including policies against discrimination and harassment, participation in impermissible or illegal activities, and the misuse of confidential information, and

•	Accessing, downloading, uploading, saving, or sending sexually-oriented or other lewd or offensive materials.

In addition, you must not forward documents which would be considered proprietary to the firm and/or marked “For Internal Use Only” outside the firm without the consent of your supervisor or legal.

There is no right to privacy in any data and/or communications transmitted through, received by, or contained in the Firm’s electronic or telephonic equipment or systems.  The Firm considers all such data and communications to be the property of the Firm.  Subject to applicable laws and regulations, the Firm reserves the right to monitor, review and disclose all such data and communications as it deems appropriate.  In addition, the Firm has implemented an e-mail surveillance program pursuant to which your e-mails may be reviewed by compliance.

7.3	Internal Controls, Record Retention and Reporting

Internal controls and record retention policies have been established in order for Apollo to meet both legal and business requirements.

The falsification of any book, record or account relating to the business of Apollo, its clients or to the disposition of assets of the Firm or its clients (including, without limitation, the submission of any false personal expense statement, claim for reimbursement of a non-business expense or a false record or claim under an employee benefit plan) is prohibited.

All forms of recorded information created or received in the course of conducting the Firm’s business or involving the Firm’s legal obligations must be maintained and/or discarded in accordance with the Firm’s policies on record retention set forth in Apollo’s Supervisory Procedures Manual.  All Covered Persons are responsible for being familiar, and complying, with these policies.  Notwithstanding any other provision of such record retention policies, no document or record may be destroyed if you have been advised or otherwise should recognize that it may be relevant to a pending or threatened legal or regulatory proceeding.

It is of critical importance that Apollo’s filings with regulatory authorities be accurate and timely.  Information provided to those involved in preparation of the Firm’s disclosures to regulators and investors should be complete, accurate and informative.

7.4	Limits of your Authority

Your authority to act on behalf of Apollo is limited by various laws, regulations, corporate charters, bylaws and resolutions and by internal policies and procedures.  You may not sign any documents, or otherwise represent or exercise authority on behalf of any Apollo entity unless you are specifically authorized to do so.

Any Covered Person who is authorized to take action on behalf of Apollo must first conduct appropriate inquiries and due diligence to determine that the taking of such action is appropriate and consistent with the Firm’s business objectives, policies and procedures.  Covered Persons who are responsible for supervising any other person in connection with actions taken on behalf of the Firm, must provide appropriate supervision under the circumstances, which may include independently verifying information and conducting additional inquiries, to ensure that it is appropriate to rely on such information.

7.5	Post-Employment Responsibilities

As a condition of continued employment or other association with Apollo, Covered Persons will have certain responsibilities after their employment or other association with Apollo terminates.  Specifically, all Covered Persons, after the termination of their employment or other association, must (in addition to other specific requirements of the Code and any employment agreements with the Firm):

•
Return all Firm assets in their possession, including, but not limited to, files, records, building access cards, keys, cell phones, mobile or remote computers, corporate credit cards, computer software, hardware and disks;

•
Maintain the confidentiality of confidential information relating to the Firm, its clients, investors, related parties, or any other confidential information obtained in the course of their employment;

•	Refrain from insider trading based on information obtained in the course of employment by Apollo;

•	If requested, assist Apollo with investigations, litigation, and the protection of intellectual property relating to their employment;

•
Refrain from soliciting a business or investment opportunity that you became aware of during your employment or other association with the Firm, from someone doing business or seeking to do business with Apollo; and

•	Refrain from taking for yourself a business opportunity belonging to the Firm or any client that you became aware of during your employment or other association with the Firm.

7.6	Improper Expenditures and the Foreign Corrupt Practices Act

Federal law of the United States and the laws of many other countries prohibit bribes, kickbacks or other similar remuneration or consideration given to any person or organization, such as a domestic or foreign government official, political party, or candidate for political office, or to any intermediaries, such as agents, attorneys or consultants in order to attract or retain business or to influence any governmental decision or action.  Offering or paying such remuneration or consideration is strictly prohibited.

In addition, you may not accept any such payments in connection with any business decision or transaction.

Outside the U.S., the Firm will honor local laws and applicable U.S. laws, including the Foreign Corrupt Practices Act (“FCPA”).  The FCPA prohibits the Firm from directly or indirectly offering, promising to pay, or authorizing the payment of money or anything of value to foreign government officials, parties or candidates for the purpose of influencing the acts or decisions of foreign officials or to obtain an unfair advantage.  This law is very complex and each situation may dictate a different course of action.  Therefore, the approval of the Chief Compliance Officer should be obtained before making or authorizing any payment of any kind to any public official, their designee or agent, political party or official or candidate for office whether or not it is believed to be to secure routine governmental action.

8.	MONEY LAUNDERING

It is the policy of Apollo to comply with all applicable federal and state laws and regulations designed to combat money laundering.  The Firm is committed to taking reasonable and practical steps to help achieve this goal.

Apollo has established policies, procedures and internal controls designed to assure compliance with federal law and regulations regarding money laundering and terrorist financing.  In this regard, the Firm’s goal is to:

•	Accept investments only from legitimate law-abiding investors;

•	Cause each of our clients to accept investments only from legitimate, law-abiding investors; and

•	Invest, and cause each of our clients to invest, only in legitimate, law-abiding companies.

8.1	AML Compliance Officer

Apollo has appointed Cindy Michel to serve as its Anti-Money Laundering (“AML”) Compliance Officer (the “AML Compliance Officer”).  The AML Compliance Officer is responsible for monitoring compliance with applicable federal and state law regarding the AML efforts, conducting or overseeing ongoing training programs designed to familiarize employees with the requirements of AML laws and compliance efforts, and updating senior management of developments in AML compliance efforts and/or applicable laws.  Any questions or comments regarding these policies and procedures should be directed to the AML Compliance Officer.

8.2	MONEY LAUNDERING

In general, money laundering consists of moving cash or other financial assets attributable to illicit activities through one or more legitimate accounts, businesses or other conduits for the purposes of making such cash or assets appear to be attributable to legitimate activities or otherwise more difficult to trace back to their illicit source.

Regulators and law enforcement agencies will prosecute firms and individuals for assisting a money launderer, disregarding legal requirements or deliberately “turning a blind eye” to criminal activity.  Covered Persons are personally responsible for complying with anti-money launderings laws and must immediately report suspicions of money laundering to the Compliance Officer.

The following policies and procedures must be adhered to at all times.

8.2.1	Know Your Customer (“KYC”)

The “Know Your Customer” process is a vital element of the investor acquisition and retention process. Appropriate due diligence must be completed prior to establishing a business relationship with any investor.  The due diligence review must be designed to address any money laundering risks based on the nature and geographic location of the investor.  The level of due diligence conducted must be reasonable under the circumstances and may require that additional steps be taken with regard to investors who appear to present an increased money laundering risk.  In some instances it may be reasonable for the Firm to rely on a placement agent or other financial intermediary with appropriate AML policies and procedures in place to conduct the due diligence required with respect to investors introduced to the Firm by such placement agent or financial intermediary.

Procedures for verifying the identity of investors are set forth in the Supervisory Procedures Manual. The Firm is required to comply with the economic sanctions imposed by the U.S. against certain countries.  The Department of Treasury’s Office of Foreign Assets Control (“OFAC”) maintains a list of certain foreign governments and certain specially designated nationals on which sanctions have been imposed.  In connection with KYC due diligence, the Compliance Officer or designee will compare each potential investor to the OFAC list to ensure that funds are not accepted from or paid to any geographic region, person or entity subject to U.S. sanctions.  These comparisons must be completed prior to the acceptance of any investor.

Procedures for performing OFAC checks are set forth in the Supervisory Procedures Manual.

8.3	OFAC Prohibited Assets

The United States Department of Treasury has enacted regulations that prohibit effecting transactions in certain assets.  The following are generally prohibited:

•	Securities registered or inscribed in the name of a Cuban national;

•	Sovereign debt securities representing obligations of the governments of Cuba, Iran, Libya, North Korea, and Sudan;

•	Debt or equity securities representing obligations of, or ownership interests in, companies appearing on OFAC’s Specifically Designated Nationals list;

•	Debt or equity securities representing obligations of, or ownership interests in, companies located in Cuba; and

•	Any bankers acceptances or any other securities which represent obligations of, or ownership interests in, entities owned or controlled by blocked commercial or governmental entities referenced above.

8.4	Suspicious Activity

Any “suspicious activities” of any of the Firm’s potential investors or investors must be reported promptly to the AML Compliance Officer.  Suspicious activities are difficult to define and are generally left to the common sense of the individual.  However, signs of suspicious activity may include:

•	Unusual concern exhibited by an investor regarding Apollo’s compliance with the AML laws, rules and regulations or other government reporting requirements;

•
An investor (or persons/entities publicly associated with such investor) that has a questionable background or is the subject of news reports indicating possible criminal, civil or regulatory violations;

•
An investor who appears to be acting as the agent for another entity but declines, evades or is reluctant, without legitimate commercial reasons, to provide any information in response to questions about that entity;

•	An investor is a non-U.S. bank that declines to provide information regarding ownership;

•	An investor refuses or fails to provide requested information;

•	Information provided by the investor appears false or suspicious, is inconsistent or cannot be explained after additional inquiries;

•	The investor appears to be controlled by a senior foreign political figure;

•
Wire transfers or transactions with individuals or entities, or through countries, identified by the U.S. Department of Treasury as being a “primary money laundering concern,” financial secrecy haven countries, or otherwise reasonably suspected of money laundering, terrorism or other illegal activities without an apparent business reason; and

•	Any suspicious financial transactions, such as capital contributions made in the form of cash, travelers checks, money orders, cashiers checks or third-party checks.

For business and security purposes, no one other than the AML Compliance Officer or a person approved by the AML Compliance Officer may contact any person suspected of suspicious activities.

9.	OUTSIDE ACTIVITIES, GIFTS, POLITICAL ACTIVITY AND OTHER POTENTIAL CONFLICTS OF INTEREST

A conflict of interest is defined as an employee’s involvement in outside interests or relationships that may either conflict with the employee’s duty to the Firm, adversely affect the employees’ judgment in the performance of his or her responsibilities or provide an actual or potential personal benefit.  The benefit may be direct or indirect, financial or non-financial, through family connections, personal associations or otherwise.  It is the policy of Apollo that all employees conduct the business affairs of the Firm in accordance with the highest principles of business ethics and in such a manner that no conflict of interest, actual or potential, can be construed.

Covered Persons should promptly report to the Compliance Officer any situation or circumstance which may give rise to a conflict of interest.

While it is not possible to describe all circumstances where a conflict of interest exists or may exist, the following is intended to provide some guidance about potential conflicts of interest.

9.1	Making Impartial Business Decisions

To avoid a conflict of interest, employees should approach all persons doing or seeking to do business with Apollo in an entirely impartial manner.  The only criterion of any business decision should be whether Apollo’s clients’ best interests are promoted, and any circumstances which could call such impartiality into question should be disclosed to the Compliance Officer.  For example, any factors suggestive of a possible conflict in connection with recommending an investment must be disclosed, as should any personal connection that an employee may have with an outside party, such as a consultant, with which we are considering doing business.

9.2	Potential Conflicts of Interest under Limited Partnership Agreements and Offering Materials

The Apollo Limited Partnership Agreements and the offering materials of the various Apollo funds contain various provisions relating to possible conflicts of interest, which are too detailed to summarize in this Code.  If you are aware of circumstances that you feel might constitute a conflict of interest between Apollo or any of its Covered Persons and our limited partners you must bring the matter to the attention of a member of legal.

9.3	Dealing With Portfolio Companies

Having an interest in a Firm that does business with a portfolio company could create a conflict of interest.  Covered Persons must make full disclosure of any such interests to the Compliance Officer.

9.4	Personal Relationships

In general, without prior approval from the Compliance Officer, you may not act on behalf of Apollo in any transaction or business relationship involving yourself, members of your family, or other persons or organizations with which you or your family have any significant personal connection or financial interest.

You may not engage in self-dealing or otherwise trade upon your position with Apollo or accept or solicit any personal benefit from a client, investor or related party that is not generally available to other persons or made available to you due to your position with Apollo (except in accordance with our policies regarding the occasional acceptance of gifts).

Negotiating with Apollo on behalf of others with whom you or your family have a significant connection should be avoided if there is a risk that your involvement would be perceived as self-dealing or trading upon your position with the Firm.

9.5	Outside Business and Memberships

Your outside activities must not reflect adversely on Apollo or give rise to a real or apparent conflict of interest with your duties to the Firm.  You must be alert to potential conflicts of interest and be aware that, as a condition to your continued employment or other association with the Firm, you may be asked to discontinue any outside activity if a potential conflict arises.  Outside activities must not interfere with your job performance or require such long hours as to affect your physical or mental effectiveness.  Your job at Apollo should always be your first work priority.

9.5.1	Pursuing Firm Business or Investment Opportunities

Without the approval of the Chief Compliance Officer, you may not, directly or indirectly:

•	Accept a business or investment opportunity from someone doing business or seeking to do business with Apollo that is made available to you solely as a result of your association with the Firm and whose acceptance would create a perception that actions you take may not be in the Firm’s or its clients best interest;

•	Take for yourself a business opportunity belonging to the Firm or any client; or

•	Engage in personal investing or trading, except as otherwise permitted herein.

9.5.2	Outside Employment

Except as authorized by the Compliance Officer, Covered Persons may not be employed, provide services for, or receive remuneration from any person or entity other than the Firm or any related party.

Covered Persons and their immediate family members may not work for, or serve as a director, officer, trustee of or adviser to, a competitor of the Firm, except with the prior approval of the Compliance Officer.  In addition, Covered Persons may not serve as a director of any for-profit institution or member of a creditors’ committee except in connection with such Covered Person’s employment responsibilities, without the prior approval of the Compliance Officer.

Each Covered Person who seeks approval for engaging in any outside employment described in this Section 9.5.2, must send a written or electronic request to the Compliance Officer describing the nature of the outside employment, the time commitment involved, the parties for whom such Covered Person will be working or associated with, and other relevant particulars of the employment.  Requests to engage in such outside employment will be reviewed by the Compliance Officer on a case-by-case basis.

9.5.3	Memberships

The Firm supports its employees’ involvement in community activities, professional organizations and not-for-profit organizations, provided such activities do not violate the law or directly and materially affect the Firm.  Before joining an organization or engaging in such activities, Covered Persons should evaluate whether the membership or participation could cause, or appear to cause, a conflict of interest.  If there is any question as to whether a conflict of interest exists or may exist, the Covered Person should consult with the Compliance Officer before joining such organization or engaging in such activities.

9.5.4	Government Positions

Covered Persons must consult the Compliance Officer before becoming a candidate for public office or accepting any government position, including as a member, director, officer or employee of a governmental agency, authority, advisory board or other board (e.g., a public school or library board).

9.6	Gifts

You may not, except with the prior approval of the Compliance Officer or as otherwise provided herein:

•	Solicit gifts for yourself or for anyone else, or accept gifts, directly or indirectly, from, or give gifts to, anyone doing business with the Firm;

•	Solicit gifts for yourself or for anyone else, or accept gifts, directly or indirectly, from, or give gifts to, anyone in return for any business, service, or confidential information of the Firm; or

•
Solicit gifts for yourself or for anyone else, or accept gifts, directly or indirectly (other than bona fide salary, wages, awards, and fees paid by or to the Firm) from, or give gifts to, anyone in connection with the business of the Firm, either before or after a transaction is discussed or consummated.

For the purposes of the Code, the term “gift” includes anything of value for which you are not required to pay the retail or usual and customary cost.  A gift may include meals or refreshments, goods, services, tickets to entertainment or sporting events, or the use of a residence, vacation home, or other accommodations.

Gifts given by others to members of your family, to those with whom you have a close personal relationship, and to charities designated by you, are considered to be gifts to you for purposes of the Code.

Covered Persons may, however, accept or give customary and inexpensive gifts (including birthday and anniversary gifts, gifts for recognition of service and accomplishment), common courtesies, promotional items, business-related meals, entertainment or favors, and attend or host permitted golf outings and similar business related functions, when (i) such gifts are neither so frequent nor so generous as to appear excessive, (ii) the acceptance or giving of such gift will not place the recipient under any obligation to the donor and will not create the appearance of influencing the recipient and (iii) the level of expense associated with such gift is reasonable and customary in the context of the Firm’s business and the relationship with the donor or recipient.  As a general matter, gifts having a value of $100 or less will be considered immaterial and therefore permissible.  All investment professionals must record gifts of a material value they accept or give on a quarterly basis on their quarterly Investment Professional Questionnaire.

In the event a Covered Person wishes to accept or give a gift, the receipt or giving of which is not expressly permitted herein, the Covered Person must obtain the prior approval of the Compliance Officer.

The giving of gifts to governmental officials is in most cases strictly limited by law or regulation.  All gifts to governmental officials are prohibited.

9.7	Political Activity and Political Contributions

Civil laws, criminal laws and regulations vary by jurisdiction regarding interactions with public officials.  Improper contact with public employees at any level of government – including elected officials, appointed officials, and public employees at the federal, state, and local levels –  may adversely impact Apollo’s business interests and reputation.  Improper contact may also lead to civil and criminal liability for the individual employee, and potentially for the Firm as well.  In order to ensure compliance with the numerous applicable regulatory regimes, the following actions must be precleared by the Compliance Officer:

•	Political contributions, including contributions to political parties and PACs made either in your professional or personal capacity;

•	Contacts with elected officials, appointed officials or public employees at any level of government (federal, state or local) in your professional capacity; and

•	Gifts to government officials or public employees who are not members of your immediate family given in either your professional or personal capacity.

Covered Persons must submit a request in writing to the Compliance Officer (e-mails acceptable) and receive pre-clearance before engaging in any of these activities.

All investment professionals must record political contributions on their quarterly Investment Professional Questionnaire.

9.8	Political Contributions of Portfolio Companies

It is Apollo’s policy not to direct the political contributions of its portfolio companies.

9.9	Solicitation of Potential Investors

Proper solicitation of potential limited partner investors should emphasize the experience and other advantages of Apollo, and concentrate on providing accurate information to investors so they can make informed decisions.  Solicitations that could cast doubt on the integrity of Apollo, its employees, or its portfolio companies are prohibited regardless of the justification for such activities.  Prohibited activities include:

•	Using deceptive or misleading statements.

•	Attempting to induce individuals to place their personal interests above those of the companies or organizations they represent.

•	Inducing an individual to breach a contract with a third party.

•	Violating any law, regulation or Apollo policy.

•	Engaging in any activity that could damage Apollo’s reputation.

•	Entering agreements with competitors, or violating antitrust laws.

In sum, Covered Persons may only use legal, ethical, and proper methods to solicit potential limited partner investments.  No Covered Person shall make payments to solicit potential investors.

10.	NOTICE REQUIREMENTS

10.1	Ownership Interest in Registered Securities

You are required to notify a member of the Legal Department prior to Apollo’s clients obtaining, in the aggregate, 10% or more of any class of registered equity securities, or upon becoming a member of a group that, including the aggregate position of Apollo’s clients, obtains more than 10% of any class of registered equity securities.  Apollo is obligated to report any change in beneficial ownership of the reporting company.  You are required to notify a member of the Legal Department the same day of any transaction that affects the beneficial ownership of a reporting company.

10.2	Section 13 Reportable Company

You are required to notify a member of the Legal Department of any Section 13 Reportable Transaction involving investments.  A “Section 13 Reportable Transaction” is any transaction in which Apollo, or any group in which it participates, intends to acquire or has acquired more than 5% of a registered class of the voting securities of a reporting company.  You are also required to report all transactions in a reporting company that you effect in your Employee Related Accounts.

10.3	Board Membership

You are required to notify a member of the Legal Department and the Compliance Officer prior to becoming the officer or director of a reporting company, and to notify a member of the Legal Department of any security interest in the reporting company.

All investment professionals must update their board memberships on their quarterly Investment Processional Questionnaire.

10.4	Principal and Agency Trades

You may not arrange a principal or agency trade without first obtaining the approval of the Chief Compliance Officer.

10.5	Complaints

You must promptly notify the Compliance Officer if you receive written complaints.  A “complaint” is defined as any written communication (including electronic communication) from an investor, or any person acting on behalf of an investor, alleging a grievance involving the activities of the Firm or any of its employees.

10.6	Proxies

You must forward to the Fund Controller any proxy you receive on behalf of a client.

11.	BUSINESS CONTINUITY PLAN

Apollo has created a business continuity plan (the “BCP”) to provide guidance to all Covered Persons in the event of an emergency.  The purpose of the BCP is to ensure that Apollo can continue to conduct its business in the event of an emergency that results in a business disruption.  A copy of the BCP is distributed separately.  The Firm expects Covered Persons to be at all times thoroughly familiar with the BCP, as amended from time to time.

Appendix 2.5

Reporting Obligations

You are required to report the following to the Compliance Officer.

1.	You are or have been the subject of any disciplinary order or any investigation or administrative proceeding by the SEC or the Commodities Futures Trading Commission (“CFTC”).

2.
The SEC or the CFTC has ever: (1) found you to have made a false statement or omission; (2) found you to have been involved in a violation of SEC, or CFTC regulations or statutes; (3) found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted; (4) entered an order against you in connection with investment-related activity; or (5) imposed a civil money penalty on you, or ordered you to cease and desist from any activity.

3.
Any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority: (1) ever found you to have made a false statement or omission, or been dishonest, unfair, or unethical; (2) ever found you to have been involved in a violation of investment-related regulations or statutes; (3) ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted; (4) in the past ten years, entered an order against you in connection with an investment-related activity; (5) ever denied, suspended, or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity.

4.
Any self-regulatory organization or commodities exchange ever: (1) found you to have made a false statement or omission; (2) found you to have been involved in a violation of its rules; (3) found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked, or restricted; or (4) disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities.

5.	Your authorization to act as an attorney, accountant, or federal contractor was revoked or suspended.

6.
Any domestic or foreign court: (a) in the past ten years, enjoined you in connection with any investment-related activity; (b) ever found that you were involved in a violation of investment-related statutes or regulations; (c) ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority.

7.	You are now the subject of any court or regulatory proceeding that could cause any of the statements above to be true.

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Appendix 2.7

CODE OF ETHICS

ANNUAL CERTIFICATION

FROM:             ________________________
(Print name)

RE:                   Annual Code of Ethics Certification

I hereby affirm that I have received and read the Apollo Management, L.P., Apollo Capital Management, L.P., Apollo Investment Management, L.P. and Apollo Value Management, L.P.’s Code of Ethics, that I understand it and that I have and will continue to comply with it.

Dated: ______________________     ______________________________________
Signature

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Appendix 2.8

Annual Compliance Survey

Apollo Management, L.P. Apollo Capital Management, L.P. Apollo Value Management, L.P. Apollo Investment Management, L.P.

Each year, you are required to sign the following survey regarding your activities.  Before signing, read each statement carefully, and add any disclosures you feel necessary in order to make the statement as accurate and complete as possible.  If you need additional space, please attach a separate sheet of paper.

_____ Initial	I have promptly reported any suspected violations of the Code of Ethics to the Compliance Officer.
_____ Initial
I am not and have not been the subject of any disciplinary order or any investigation or administrative proceeding by the Securities and Exchange Commission or the Commodities Futures Trading Commission, self-regulatory organization, state or foreign regulator that I have not previously disclosed to the Compliance Officer.

_____ Initial	I have at all times complied with the Code of Ethics.
_____ Initial	I have not traded on, or tipped others based on, material, non-public information.
_____ Initial
I followed the policies and procedures concerning protection of material, non-public and other confidential information when communicating with companies, creditors committees, companies in which a significant debt position has been acquired, and initial communications with companies I interacted with while at previous employers.

_____ Initial	I notified the Compliance Officer immediately if I received material, non-public information inadvertently or without prior authorization.
_____ Initial
I have saved and stored all Firm related files, including but not limited to documents, spreadsheets, and presentations, on the Firm network.  I have not stored these files on my personal computer’s hard drive.

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_____ Initial
For Firm related communications, I used only the Firm’s electronic communications systems (e.g., e-mail, instant messaging and other communication functions) at all times, including when I was away from the office.

_____ Initial	I forwarded all requests for confidentiality agreements that I received to in-house lawyers.
_____ Initial	I did not effect personal transactions in initial public offerings or limited offerings in Employee Related Accounts as defined in Section 5.2.2 of the Code of Ethics.
_____ Initial
I received pre-clearance for all personal securities transactions in equity or debt securities other than US government and municipal securities; mutual funds; gifts of securities to charitable organizations; ETFs; and transactions in fully-managed accounts where I have no investment control, influence or discretion.

_____ Initial	I complied with the minimum-holding period for securities (generally 90 days; 6 months for AAA securities).
_____ Initial	I have notified the Compliance Officer of all of my transactions in securities that must be reported on a Holdings Report (as defined in Section 5.2.4.1 of the Code of Ethics).
_____ Initial	I have notified the Compliance Officer of all new Employee Related Accounts (as defined in Section 5.2.2 of the Code of Ethics).
_____ Initial	I have forwarded to the Compliance Officer all Transactions Reports required by Section 5.2.4.3 of the Code of Ethics or account statements in lieu thereof.
_____ Initial	If I traded in AP Alternative Assets, L.P. (“AAA”) stock, I have followed the AP Alternative Assets, L.P. Employee Trading Policy set forth in Section 5.3 of the Code of Ethics.
_____ Initial	If I traded in Apollo Investment Corporation (“AINV”) stock, I followed the Policy for Trading in AINV Stock set forth in Section 5.4 of the Code of Ethics.
_____ Initial	I obtained prior approval from the Compliance Officer before transmitting any document or communication that may be considered advertising.
_____ Initial	I notified the Legal Department or the Compliance Officer before effecting any principal transaction.
_____ Initial	I notified a member of the Legal Department or the Compliance Officer before effecting any cross transaction.
_____ Initial	I did not engage in piggy-backing or front-running as defined in Section 6.5 of the Code of Ethics.
_____ Initial	I have used Firm assets only for the conduct of the Firm’s business, except for incidental personal use authorized by the Code of Ethics or other applicable policies.

3

_____ Initial	At all times I followed the Firm’s internal controls, record retention and reporting requirements set forth in Section 7.3 of the Code of Ethics.
_____ Initial	At all times I followed the anti-money laundering procedures set forth in Section 8.2 of the Code of Ethics, including Know-Your-Customer regulations in Section 8.2.1 of the Code of Ethics.
_____ Initial	At all times I followed the policies to prevent improper expenditures under the Foreign Corrupt Practices Act, as set forth in Section 7.6 of the Code of Ethics.
_____ Initial
I have not acted on behalf of Apollo in any transaction or business relationship involving myself, members of my family, or other persons with which I or my family have any significant personal connection or financial interest.

_____ Initial	I have not pursued or accepted Firm business or investment opportunities on my own other than as previously disclosed to, and approved by, the Compliance Officer.
_____ Initial	I have no outside employment other than as disclosed to previously, and approved by, the Compliance Officer.
_____ Initial	I am not a candidate for public office, nor have I accepted a government position other than as previously disclosed to the Compliance Officer.
_____ Initial	At all times, I complied with the Gifts provisions as set forth in Section 9.6 of the Code of Ethics.
_____ Initial	I notified the Compliance Officer of any written complaints I have received.
_____ Initial	I do not presently serve as a director of, or a member of a creditors’ committee with respect to any corporation that I have not previously disclosed to the Compliance Officer.
_____ Initial
My spouse, domestic partner, children, parents, siblings or first cousins are not employed by, and do not receive compensation from, an investment bank or a broker-dealer that I have not previously disclosed to the Compliance Officer.

_____ Initial	I am not employed by, and do not receive compensation from, any person or entity other than the Firm that I have not previously disclosed to the Compliance Officer.
_____ Initial	I do not have a direct or indirect beneficial interest in any brokerage account with a broker-dealer or financial institution that I have not previously disclosed to the Compliance Officer.
_____ Initial	I do not own any stock certificates or other securities that I have not previously disclosed to the Compliance Officer.

4

_____ Initial	I do not hold any managed accounts or accounts that I have no discretion over trading or asset mix (non-discretionary accounts) that I have not previously disclosed to the Compliance Officer.

Please add any comments, statements, or explanations below:

My signature below and initials above attest to the accuracy and completeness, to the best of my knowledge, of the above statements. I understand that providing any false information is grounds for immediate disciplinary action.

Printed Name
Department
Position
Signature and Date
Compliance Review/Signature and Date

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Appendix 4.4

Sample Privacy Notice

Date
«Name»
«Title»
«Company»
«Address_1»
«Address_2»
«City», «State»  «Zip»

Dear «Name»,

Respecting and protecting investor privacy has always been vital to our business.  We are sending you this letter to help you to better understand how Apollo Management, L.P. (“Apollo”) and [Name of Fund] keep investor information private and secure, while using this information to serve you better.

Protecting the Confidentiality of Our Investor Information

We take our responsibility to protect the privacy and confidentiality of our investor information very seriously.  We maintain physical, electronic and procedural safeguards to store and secure information about you from unauthorized access, alteration and destruction.

Who is Covered by the Privacy Policy

This Privacy Policy applies to investors in the fund and relates to information that we have about you in connection with your investment in the fund.  We are required to provide our Privacy Policy to you on an annual basis.  Additionally, if we materially change our Privacy Policy, we will notify you.  If at some point you cease to be an investor in [Name of Fund], we will continue to adhere to the privacy policies and practices described herein.

Information We Have About You

In connection with subscribing to become an investor in [Name of Fund], we obtained certain non-public personal information about you contained in your subscription documents and other forms.  This information included your name, address, social security number, financial situation and other personal information.  We may also have information about you through your transactions with us and through account inquiries by mail, e-mail or telephone.

Sharing Information For Legal and Routine Business Reasons

We may share information that we have about you for legal and routine business reasons.  For example, we may share information with regulatory authorities and law enforcement officials, provide information to protect against fraud, and share information with service providers who

1

work for us and need to know that information in order to provide services to you.  These service providers are required to safeguard this information and not use it for any other purpose.  Other than as stated in this paragraph, we do not share personally identifiable information we have about you with anyone.

If you have any questions regarding this policy, please feel free to contact [Insert Name], [Insert Title] at [Insert Phone Number].

Yours sincerely,

Apollo Management, L.P.

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Appendix 5.2.2

Indirect Pecuniary Interest

The following may result in you having an “indirect pecuniary interest” in an investment:

•	A general partner’s proportionate interest in the portfolio securities held by a general or limited partnership;

•
Subject to certain exceptions, a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function;

•	A person’s right to dividends that is separate or separable from the underlying securities;

•	A person’s interest in securities held by a trust; and

•
A person’s right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.  “Derivative security” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security or similar securities with a value derived from the value of an equity security.

A shareholder of a corporation is not deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities, if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity’s portfolio.

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Appendix 5.2.3.3

Sample Private Investment Approval Request

1.  Name of Access Person:  _______________________     Date of Request: ______________

2.  Name of Investment:  _______________________________________________________

3.  Description of Investment: ___________________________________________________________

_____________________________________________________________________________________

4.  Access Person’s Amount of Investment: __________________________________________

5.  Offering Size:  _______________  Percentage of Investment in relation to offering: _________

6.  Will you have a management role (e.g., Board of Directors, Officer, etc.)?

If so, please describe: __________________________________________________________________

_____________________________________________________________________________________

7.  Time commitment required: ___________________________________________________

8.  How was transaction introduced to you? __________________________________________

__________________________________________________________________________

9.  Are you related to any of the principals of the issuer or its affiliates?  If yes, please explain. ____

_____________________________________________________________________________________

_____________________________________________________________________________________

10.  Is there a potential for Apollo to have any business relationship with the issuer?  If yes, please explain. ____________________________________________________________________

_____________________________________________________________________________________

_____________________________________________________________________________________

11.  Please attach a copy of offering documents.  If none, please confirm you are investing on the same terms as other investors in the offering.  If not, please explain. ________________________

_____________________________________________________________________________________

I certify that the above information is true and complete to the best of my knowledge.

___________________________________________________
Signature of Employee

Approved by ___________________________________
Compliance Officer

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Appendix 5.2.4.1

NEW COVERED PERSON DISCLOSURE FORM

Please complete, date, sign, and return this form to Compliance.  Each question must be answered.  If additional space is needed to complete any answer, use the space at the end of this Form.

Part I.  Third Party Interests

1.           Except as indicated below, neither I nor any member of my Immediate Family (as defined in the Code Ethics) is serving as an employee, officer, director, or trustee of, or has a substantial interest in or business relationship with, any competitor of Apollo Global Management, LLC (the “Firm”).

2.           Except as indicated below, I do not presently serve as a director of, or a member of a creditors’ committee with respect to any corporation.

3.           Except as indicated below, my spouse, domestic partner, children, parents, siblings or first cousins are not employed by, and do not receive compensation from, an investment bank or a broker-dealer.  Note that if you do not have direct knowledge of your first cousins, please state as such.

4.           Except as indicated below, I am not employed by, and do not receive compensation from, any person or entity other than the Firm.

1

Part II.  Holdings

The questions in Part II relate to your investment holdings.  Please provide responses on your behalf and on behalf of any member of your Immediate Family (as defined in the Code of Ethics).

5.           Except as indicated below, I do not have a direct or indirect beneficial interest in any brokerage account with a broker-dealer or financial institution.  For each account, please provide the following information:

Name and Address of Broker or Financial Institution	Contact Name and Number	Name of Account	Account Number	Frequency of statements (e.g., monthly, quarterly)

Please attach additional copies of this sheet, if necessary.

Please submit copies of most recent account statements for the above brokerage accounts with this Acknowledgment.

2

6.           Except as indicated below, I do not hold any mutual funds-only accounts which have no brokerage capability.  For each mutual funds-only account, please provide the following information and sign the appropriate column certifying that such accounts have no brokerage capability:

Name and Address of Broker or Financial Institution	Contact Name and Number	Name of Account	Account Number	Insert signature to certify that account has no brokerage capability

Please attach additional copies of this sheet, if necessary.

3

7.           Except as indicated below, I do not hold any securities (including certificated shares) separate and apart from the brokerage accounts disclosed in response to question 5 above.  For each set of securities, please provide the following information:

Name and Address of Company and Title of Security	Type of Security (stock, bond, option, etc.)	Ticker symbol or CUSIP number (if any)	Number of Securities (or amount of interest)	Name of Owner of Securities	Name Length of Time Held and Location of the Securities (e.g., name of bank or physical location of security if not held in an account)	Certificated? (Yes/No)

Please attach additional copies of this sheet, if necessary.

4

8.           Except as indicated below, I do not hold any securities purchased through a limited offering.  A limited offering is an offering that is exempt from registration under the federal securities laws.  This response should also include all of the securities you acquired through private placements, such as interests in a hedge fund or private equity fund.  For each limited offering, please provide the following information:

Name of Issuer and Title of Security	Type of Security (stock, bond, option, etc.)	Ticker symbol or CUSIP number (if any)	Number of Securities (or amount of interest)	Name of Owner	Description of investment

Please attach additional copies of this sheet, if necessary.

5

9.           Except as indicated below, I do not hold any fully-managed accounts or other accounts over which I have no investment control, influence or discretion.  For each managed account or non-discretionary account, please provide the following information and sign the appropriate column certifying that you have no influence over the trading or asset mix in the account:

Name and Address of Broker or Financial Institution	Contact Name and Number	Name of Account	Account Number	Insert signature to certify that you have no influence over the trading or asset mix in this account.

Please attach additional copies of this sheet, if necessary.

Part III.  Political Contributions

10.           Except as indicated below, I have not made any contributions to political candidates within the two years prior to joining the Firm.

Name of Candidate	Name of Office Sought	Election District	Date of Contribution	Amount of Contribution

6

I understand that a willful misstatement or omission of information requested on this Form, constitutes a violation of the Code of Ethics and may be considered grounds for termination of my employment or other disciplinary action by the Firm.

I hereby affirm that I have read, understand, and will comply with the Apollo Management, L.P., Apollo Capital Management, L.P., Apollo Investment Management, L.P. and Apollo Value Management, L.P.’s (collectively “Apollo”) Code of Ethics (the “Code”).

I agree, as a condition of my employment or other association with Apollo, to comply with the Code, as amended from time to time.  I also understand that any violation of the Code may result in disciplinary action, including dismissal, as well as civil and criminal liability, and that Apollo may initiate or cooperate in proceedings resulting in such penalties.

____________________________________________
Signature

____________________________________________
Type of Print Name

____________________________________________
Date

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Appendix 5.2.4.1A

Sample Holdings Report

The purpose of this memo is to ensure that all Apollo Covered Persons have reported the securities held in any Employee Related Accounts (as defined in the Code of Ethics) within the last year in accordance with the Advisers Act.

Name of employee: ___________________________ SSN/National ID: __________________

Business
Location: _______________ Business Phone #: ____________  Business Fax #: ____________

Home Address:  _____________________________________________________________

City, State & Zip: ____________________________________________________________

(Choose One)

☐	I confirm that I do not maintain any Employee Related Accounts.

☐	The attached list includes all of my personal securities holdings. This information is accurate as of the date hereof.

_______________________
Signature of Employee

________________________
Date

1

Attachment to Holdings Report

Account Title (or if not held in an account, physical location of security)	Account Number	Title of Security (name of stock or holding)	Type of Security (stock, bond, option, etc.)	Ticker symbol or CUSIP number	# of Shares (or principal amount)

Please attach additional copies of this sheet, if necessary

2

Appendix 5.2.4.1B

Sample Letter to Broker to Request Statements Be Sent to Apollo

[Date]

[Name of Broker-Dealer or Financial Institution]

[Address]

Attention:  [Account Executive]

Re :  Account No(s). ________________________________

[Name of Contact],

I hereby authorize and request that you furnish Apollo Management, L.P. (“Apollo”) with duplicate monthly or periodic account statements, as well as any other information or documents relating to my account(s) as Apollo may request from time to time.

Please send all monthly or periodic account statements, as well as any other information and documents requested by Apollo to:

Cindy Michel
Compliance Officer
Apollo Management, L.P.
9 West 57th Street
Suite 4100
New York,  NY   10019

Thank you for your assistance.

Yours truly,

[Name]

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Appendix 5.3

AP Alternative Assets, L.P.

The following definitions apply to the AP Alternative Assets, L.P. (“AAA”) Employee Trading Policy located at Section 5.3 of this Code of Ethics.

•	AFM: Authority for the Financial Markets (Stichting Autoriteit financiële markten);

•	Accredited Investor: has the meaning assigned by Rule 501 of Regulation D promulgated under the Securities Act of 1933;

•	Board: the board of directors of AAA Guernsey Limited, the general partner of the Company;

•	Company Securities: all common units issued by the Company and all securities of which the value is determined by such common units;

•	Compliance Officer: the person designated as such by the Board of the Company;

•	Financial Supervision Act: Wet op het financieel toezicht;

•
Inside Information: Information of a precise nature relating directly or indirectly to the Company or the trading in the Company Securities, which has not been made public and which, if it were made public, would be likely to have a significant effect on the price of Company Securities;

•	Insiders List: a list (within the meaning of article 5:59(7) of the Financial Supervision Act) of Staff Members who may from time to time possess Inside Information;

•	Knowledgeable Employee: has the meaning assigned by Rule 3c-5 of the Investment Company Act of 1940;

•	Market Abuse Decree: Besluit marktmisbruik wft;

•
Person Not Obliged to Notify: (i) each employee of the Company who is not a Person Obliged to Notify and (ii) each employee, partner, director and officer of Apollo Alternative Assets, L.P., and Apollo Management, L.P. and its affiliates; the term “employee” means any worker on an indefinite contract, as well as any freelancer, or worker on temporary contract in whatever function;

•
Person Obliged to Notify: (i) managing or supervisory directors of the Company and (ii) persons who occupy management positions and in that capacity have the authority to make decisions that affect the future developments and business prospects of the Company and who might regularly possess Inside Information;

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•	Qualified Institutional Buyer: has the meaning assigned by Rule 144A promulgated under the Securities Act of 1933;

•	Qualified Purchaser: has the meaning assigned by Section 2(a)(51) of the Investment Company Act of 1940.

•	RDU: restricted depositary unit, each representing one common unit of the Company;

•	Staff Members: Persons Obliged to Notify and Persons Not Obliged to Notify;

•	US Person: has the meaning assigned by Regulation S of the Securities Act of 1933.

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Appendix 5.3.2

Sample Staff Member Trading Request Form for AAA Securities

STAFF MEMBER TRADING REQUEST FORM

In accordance with the Code of Ethics (“Code”) for AP Alternative Assets, L.P. (the “Company”), I request to enter into the following transaction in common units issued by the Company or securities of which the value is determined by such common units (“Company Securities”):

Proposed Date of Transaction	Nature of Transaction (Purchase/Sale)	Number of Securities

In making the above request, I certify that I am not in possession of Inside Information (as defined in the Code), and that the above transaction is in compliance with the Code and all applicable policies and procedures adopted by AP Alternative Assets, L.P., Apollo Alternative Assets, L.P., and Apollo Management, L.P. with respect to insider trading and the use of Inside Information.

Submitted by: __________________________

Signature: _____________________________

Date: ________________________________

                                        Approved by:  _________________________

                                        Signature: _____________________________

                                        Date: ________________________________

1

Appendix 5.3.3

Sample Notification Form for Financial Instrument Transactions in One’s Own Issuing Institution
(Section 5:60 of the Financial Supervision Act (Wft))

Part I

1. The name of the issuing institution:

2. The name of the person obliged to notify:

Type of Financial Instrument

3. Type of financial instrument:
(share, option, warrant, other)

4. To be filled in if applicable:
- Nominal value of the financial instrument:
- Type of option (call/put/employee option/other):
- Exercise price:

Characteristics of the Transaction in Financial Instruments Indicated in Questions 3 and 4 Above

5. Date of the transaction:

6. Number of acquired financial instruments by the transaction:

7. Number of financial instruments sold by the transaction:

8. Price of the financial instruments:

9. Open/close (in the case of options):

10. Location of the performance of the transactions (if the transaction occurred via a regulated market):

Part II
Reason for the notification: what is the relationship between the party who is obliged to notify and the issuing institution?
Categories of parties obliged to make a notification
1	Any person who determines or co-determines the day-to-day policies of the issuing institution;	YES / NO
2	Any person who supervises the management’s policies and the general course of events of the issuing institution and the entities connected with it;	YES / NO

1

3
Any person who has managerial responsibilities and on that basis may take decisions affecting the future developments and business prospects of the issuing institution and that may have regular access to information as meant in section 5:53 Wft;
YES / NO
4
Spouses, registered partners, or partners of the individual falling under categories 1 through 3, or other individuals who live together with the individual falling under categories 1 through 3 in a comparable manner;
YES / NO
5	Children of the individual falling under categories 1 through 3 who fall under their authority or are under guardianship for which this individual is named as guardian;		YES / NO
6
Other blood relations that related persons of the individual falling under categories 1 through 3 which on the date of the transaction concerned, had lived at least one year in the same household with this individual;
YES / NO
7	Corporations, trusts as defined in Section 1, under c, of the Wet toezicht trustkantoren or “personenvennootschappen”:	i) by which the manager rests responsibility upon an individual as described under 1 through 6;	YES / NO
		ii) that is under the control of an individual as described under 1 through 6;	YES / NO
		iii) that is set up for the advantage of an individual as described under 1 through 6;	YES / NO
		iv) in which the economic interest is actually equivalent to an individual as described under 1 through 6.	YES / NO

Is the notification by the obligated party delivered through a representative chosen by the issuing institution?

If YES, the name and the function of this person:

Information of the Party Obliged to Notify (the information hereunder will not be disclosed in the register)

Address:
Postal code, city, province, country:
Telephone number of obligated party or contact person:
E-mail:

I hereby certify that the foregoing information is true to the best of my knowledge:

Name:
Date and city:
Signature:

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Appendix 5.4.1

Sample Employee Trading Request Form for AINV Stock

EMPLOYEE TRADING REQUEST FORM FOR TRADING IN AINV STOCK

In accordance with the Employee Trading Policy for trading in AINV stock (also incorporated into Apollo’s Code of Ethics), I request to enter into the following transaction in shares of AINV stock:

Proposed Date of Transaction	Nature of Transaction (Purchase/Sale)	Number of Shares

In making the above request, I certify that I am not in possession of material, non-public information about Apollo Investment Corporation, and that the above transaction is in compliance with Apollo’s Employee Trading Policy for AINV Stock and all applicable policies and procedures adopted by Apollo with respect to insider trading and the use of material, nonpublic information.

Submitted by:

Signature:

Date:

Approved by :

Signature:

Date:

1

Appendix 6.2

Sample Marketing Approval Form

Apollo Marketing Approval Form

Date:_______________________________

I.  Description

1.  Name of Product:

2.  Name of Registered Advisor:

3.  Submitted by:

4.  Presentation Title:

5.  Date of First Use:

II.  Approvals

Portfolio Manager

By:

Name:

Legal

By:

Name:

Compliance

By:

Name: